Exhibit 99.1

SHARE EXCHANGE AGREEMENT

Between

AMERICAN EAGLE MANUFACTURING CO.

and

INTERCOMMUNITY FINANCING CORPORATION D/B/A NO BORDERS

Dated As of October 21, 2004

SHARE EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of the 21st day of, October 2004, by and between AMERICAN EAGLE MANUFACTURING CO., FORMERLY HARBOUR FRONT HOLDINGS, INC., a Nevada corporation (hereinafter referred to as the “Company”), INTERCOMMUNITY FINANCING CORP. D/B/A NO BORDERS, a California corporation (hereinafter referred to as “No Borders”), and the persons or corporations executing this Agreement listed on the signature page hereto (referred to collectively as the “No Borders Shareholders” who own one hundred percent (100%) of the outstanding shares of No Borders, upon the following premises:

RECITALS

WHEREAS, the No Borders Shareholders own one hundred percent (100%) of the issued and outstanding shares of the capital stock of No Borders. The authorized capital stock of No Borders consists of 2,000 shares of common stock, 1,000 that has been issued and outstanding (the “No Borders Shares”);

WHEREAS, the Company is a publicly held corporation whose common stock is quoted on the OTC Bulletin Board under the symbol “AEMF”. The Company is authorized 200,000,000 shares of common stock of which              shares have been issued to the shareholders of the Company (the “Company Shareholders”).              shares of common stock of the Company remain un-issued and are restricted shares; and

WHEREAS, the Company and No Borders Shareholders desire to exchange the No Borders Shares for Forty Million (40,000,000) shares of the Company’s common stock (the “Company Shares”) pursuant to the terms of this Agreement (the “Exchange Offer”), so that No Borders will become a wholly-owned subsidiary of the Company;

AGREEMENT

NOW THEREFORE, on the stated mutual premises herein set forth and certain other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SHARE EXCHANGE AND RELATED TRANSACTIONS

Section 1.1 Tax Free Share Exchange. In accordance with the provisions of this Agreement, the Nevada Revised Statues (the “NRS”) and other applicable law, on the Closing Date (as defined below), the No Borders Shareholders shall on a tax free basis exchange with, and deliver to the Company, the No Borders Shares, and in exchange therefore, the Company shall issue, and deliver to the No Borders Shareholders in the denominations set forth opposite each Shareholder’s name on Exhibit B, attached hereto, the Company Shares (the exchange transaction is referred to herein as the “Share Exchange”).

Section 1.2 Transfer. Each No Borders Shareholder shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of No Borders set forth herein, in the aggregate constituting 100% of the No Borders Shares. After the acquisition of the No Borders Shares, No Borders shall become a wholly owned subsidiary of the Company.

Section 1.3 The Closing. The parties to this Agreement shall file Articles of Exchange (as defined below) pursuant to the NRS, cause the Share Exchange to become effective as of date first written above and consummate the other transactions contemplated by this Agreement (the “Closing”) no later than October 30, 2004; provided, in no event shall the Closing occur prior to the satisfaction of the conditions precedent set forth in Sections 6 and 7 hereof. The date of the Closing is referred to herein as the “Closing Date.” The Closing shall take place at the offices of counsel to the Company, or at such other place as may be mutually agreed upon by the Company and the No Borders Shareholders. Within 10 days following the Closing Date, (i) the No Borders Shareholders shall deliver to the Company the original stock certificates representing the No Borders Shares, together with stock powers duly executed in blank; and (ii) the Company shall deliver to the No Borders Shareholders stock certificates representing the Company Shares.

ARTICLE II

ADDITIONAL AGREEMENTS

Section 2.1 Resignation of Officers and Directors. At Closing, each member of the Company’s Board of Directors and each of the Company’s officers shall tender their resignation, which shall be effective immediately upon their tender. Contemporaneously, the Board of Directors of the Company and the Company Shareholders shall appoint new officers and directors for the Company as listed on Exhibit C to fill the vacancies created by such resignations.

Section 2.2 Deliveries. At the Closing, as it relates to No Borders, the Company, No Borders and each of the No Borders Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered at the times otherwise set forth herein) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 2.3 Adoption Outstanding Options. Within ten days following the Closing, the Company shall adopt a stock incentive plan and file any and all necessary documents to register the stock incentive plan with the Securities and Exchange Commission (the “SEC”). The Company will take any and all necessary actions to ensure that the stock incentive plan complies with any and all applicable securities laws.

Section 2.4 Tradability of Shares. The Company Shares to be issued to the No Borders Shareholders at the Closing have not been, and will not be at the time of issuance, registered under the 1933 Act, nor registered under any state securities law, and are and shall be “restricted securities” as that term is defined in Rule 144 under the 1933 Act. The Company Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act. The Company Shares issued to the No Borders Shareholders will bear the following restrictive legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER: i) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ii) SUBMISSION TO THE CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION THAT SAID SHARES AND THE TRANSFER THEREOF ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS”

Section 2.5 Name Change. In the event the Company changes its name from American Eagle Manufacturing Co. to any other name after the Closing, the Company will issue to the Company Shareholders new stock certificates that reflect the new name of the Company. The new certificates shall be issued for the same amount of Company Shares held by the Company Shareholders one day prior to the Closing.

Section 2.6 Public Announcements. After the date hereof and prior to the Closing, none of the parties hereto shall make any press release, statement to employees or other disclosure of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties, except as may be required by law. Neither No Borders nor the No Borders Shareholders shall make any such disclosure unless the Company shall have received prior notice of the contemplated disclosure and has had adequate time and opportunity to comment on such disclosure, which shall be satisfactory in form and content to the Company and its counsel.

Section 2.7 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions.

Section 2.8 Further Assurances. The parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the No Borders Shares and to consummate the transactions contemplated by this Agreement.

Section 2.9 No-Shop. From the date hereof until the termination of this Agreement, neither the Company No Borders nor any No Borders Shareholder shall, directly or indirectly, make, solicit, initiate or encourage submission of proposals or offers from any persons (including any of their employees or officers) relating to an Acquisition Proposal (as defined below). As used herein, “Acquisition Proposal” means any proposal or offer involving a liquidation, dissolution, re-capitalization, merger, consolidation or acquisition or purchase of all or substantially all of the assets of, or equity interest in, the Company or No Borders or any other similar transaction or business combination involving the same. Each of the Company and each No Borders Shareholder shall immediately cease and cause to be terminated all discussions or negotiations with third parties with respect to any Acquisition Proposal, if any, exiting on the date hereof.

Section 2.10 Release of Claims By Each Shareholder. Effective as of the Closing Date, and except for any obligations arising out of this Agreement, each No Borders Shareholder, and his successors, predecessors, assigns, agents, advisors, legal representatives, partners and all persons acting by, through or under him, hereby release No Borders and each of its successors, predecessors, assigns, agents, advisors, officers, directors, employees, legal representatives, partners and all persons acting by, through or under each of them, from any and all claims, obligations, causes of action, actions, suits, contracts, controversies, agreements, promises, damages, demands, costs, attorneys’ fees and liabilities of any nature whatsoever from the beginning of time up to and including the Closing Date, in law or at equity, whether known now or on the Closing Date, anticipated or unanticipated, suspected or claimed, fixed or contingent, liquidated or un-liquidated, arising out of, in connection with or relating to any matter, cause or thing whatsoever.

Section 2.11 Revenue Ruling. No revenue ruling or opinion of counsel will be sought as to the tax-free nature of the subject Exchange and such tax treatment is not a condition to closing herein.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF NO BORDERS, AND THE NO BORDERS SHAREHOLDERS

As an inducement to and to obtain the reliance of the Company, except as set forth on the No Borders Schedules (as hereinafter defined), No Borders and the No Borders Shareholders represent and warrant as follows:

Section 3.1 Organization. No Borders is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the No Borders Schedules are complete and correct copies of the Articles of Incorporation and Bylaws of No Borders as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of No Borders’s Articles of Incorporation or Bylaws. No Borders has taken all actions required by law, its Articles of Incorporation, or otherwise to authorize the execution and delivery of this Agreement. No Borders and the No Borders Shareholders have full power, authority, and legal right and have taken all action required by law, the Articles of Incorporation, and otherwise to consummate the transactions herein contemplated.

Section 3.2 Capitalization. The authorized capitalization of No Borders consists of 2,000 shares of which 1,000 shares are common stock with par value of $.001 per share. There are currently 1,000 shares of common stock issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 3.3 Convertible Stock. There are no outstanding securities convertible into capital stock of No Borders nor any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, such capital stock or securities convertible into such capital stock. No Borders: (i) is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock; or (ii) has no liability for dividends or other distributions declared or accrued, but unpaid, with respect to any capital stock.

Section 3.4 Beneficial Ownership. The No Borders Shareholders are, and will be at Closing, the record and beneficial owner of 100% of the No Borders Shares, free and clear of all claims, liens, options, agreements, restrictions, and encumbrances whatsoever and none of the No Borders Shareholder are a party to any agreement, understanding or arrangement, direct or indirect, relating to No Borders Shares, including, without limitation, agreements, understandings or arrangements regarding voting or sale of such stock.

Section 3.5 Subsidiaries and Predecessor Corporations. No Borders does not have any predecessor corporation(s) or subsidiary(ies), and does not own, beneficially or of record, any shares of any other corporation. No Borders owns (a) no shares of capital stock of any other corporation including any joint stock company and (b) no other proprietary interest in any limited liability company.

Section 3.6 Other Information.

(a) No Borders has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(b) No Borders has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts, which, in the aggregate, are immaterial.

(c) No Borders has no material liabilities, direct or indirect, matured or un-matured, contingent or otherwise in excess of Twenty-Five Thousand Dollars ($25,000).

Section 3.7 Execution; No Inconsistent Agreement.

i. This Agreement is a valid and binding agreement of No Borders and the No Borders Shareholders, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors’ rights generally, and the availability of equitable remedies. No Borders and the No Borders Shareholders have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the documents to be delivered by them in connection with the Closing and to perform their obligations under this Agreement.

ii. The execution and delivery of this Agreement by No Borders and the No Borders Shareholders does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of the Company, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any note, bond, mortgage, lease, indenture, agreement or obligation to which the Company or any Shareholder is a party, pursuant to which the Company or any Shareholder otherwise receives benefits, or to which any of the properties of the Company or any Shareholder is subject, or violate any judgment, order, decree, statute or regulation applicable to the Company or any Shareholder or by which any of them may be subject.

Section 3.8 Corporate Records. The statutory records, including the stock register and minute books of No Borders, fully reflect all issuances, transfers and redemptions of its capital stock, currently show and will correctly show the total number of shares of its capital stock issued and outstanding on the date hereof and on the Closing Date, the charter or other organizational documents and all amendments thereto, the bylaws as amended and currently in force. To the knowledge of the No Borders Shareholders, the books of account, minute books, stock record, books, and other records of No Borders, all of which have been made available to the Company, are complete and correct and have been maintained in accordance with sound business practices. The minute books of No Borders contain accurate and complete records of all meetings held of, and corporate action taken by, the No Borders Shareholders, the Board of Directors of No Borders, and committees of the Boards of Directors of No Borders, and no meeting of any such No Borders Shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of No Borders.

Section 3.9 Financial Statements.

(a) No Borders has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(b) The books and records, financial and otherwise, of No Borders are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(c) All of No Borders’ assets are reflected on its financial statements, and, except as set forth in No Borders Schedules or the financial statements of No Borders or the notes thereto, No Borders has no material liabilities, direct or indirect, matured or un-matured, contingent or otherwise.

Section 3.10 Information. The information concerning No Borders set forth in this Agreement and in the No Borders Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, No Borders has fully disclosed in writing to the Company (through this Agreement or the No Borders Schedules) all information relating to matters involving No Borders or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than Twenty-Five Thousand Dollars ($25,000) liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of No Borders, or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on No Borders, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 3.11 Options or Warrants. There are no existing options, warrants, calls, or commitments of No Borders of any character relating to the authorized and un-issued No Borders common stock.

Section 3.12 Absence of Certain Changes or Events. Since September 30, 2004:

(a) There has not been (i) any material adverse change in the proposed business, operations, properties, assets, or condition of No Borders or in its relationships, with suppliers, customers, employees, lessors, or others, other than changes in the ordinary course of business, none of which singularly or in the aggregate, have had or will have a material adverse effect on the business properties or financial condition of No Borders; (ii) any damage, destruction, or loss to No Borders (whether or not covered by insurance);

(b) No Borders has not (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of No Borders; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds Ten Thousand Dollars ($10,000); or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c) No Borders has no (i) outstanding loans or become subject to, any material obligation or liability (absolute or contingent) in excess of $25,000 except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities, and current liabilities incurred in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than Twenty-Five Thousand Dollars [$25,000]), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than Twenty-Five Thousand Dollars [$25,000]); or (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of No Borders; and

(d) To the best knowledge of No Borders, No Borders has not become subject to any law or regulation, which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of No Borders.

Section 3.13 Title to Properties. No Borders has good and marketable title to all of its properties and assets, real and personal, including, but not limited to, those reflected in the Balance Sheet (except as since sold or otherwise disposed of in the ordinary course of business, or as expressly provided for in this Agreement), free and clear of all encumbrances, liens or charges of any kind or character except: (a) those securing liabilities of No Borders incurred in the ordinary course (with respect to which no default exists); (b) liens of 2003 real estate and personal property taxes; and (c) imperfections of title and encumbrances, if any, which, in the aggregate (i) are not substantial in amount; (ii) do not detract from the value of the property subject thereto or impair the operations of No Borders; and (iii) do not have a material adverse effect on the business, properties or assets of No Borders.

Section 3.14 Proprietary Matters. No third party has any right to, and No Borders has not received any notice of infringement of or conflict with asserted rights of others with respect to, any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the proposed business, operations, financial condition, income, or business prospects of No Borders or any material portion of its properties, assets, or rights.

Section 3.15 Taxes. No Borders has duly filed all federal, provincial, and material local and foreign tax returns and reports, and all returns and reports of all other governmental units having jurisdiction with respect to taxes imposed on it or on its income, properties, sales, franchises, operations or employee benefit plans or trusts, all such returns were complete and accurate when filed, and all taxes and assessments payable by No Borders have been paid to the extent that such taxes have become due. All taxes accrued or payable by No Borders for all periods through December 31, 2003 have been accrued or paid in full, whether or not due and payable and whether or not disputed. No Borders has withheld proper and accurate amounts from its employees for all periods in full compliance with the tax withholding provisions of applicable foreign, federal, state and local tax laws. There are no waivers or agreements by the Company for the extension of time for the assessment of any taxes. There are no examinations of the income tax returns of the Company pending, or any proposed deficiencies or assessments against the Company of additional taxes of any kind.

Section 3.16 Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of No Borders after reasonable investigation, threatened by or against No Borders or affecting No Borders or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, unless otherwise disclosed on Schedule 1.09. No Borders does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances, which, after reasonable investigation, would result in the discovery of such a default.

Section 3.17 Contracts.

(a) There are no material contracts, agreements, franchises, license agreements, debt instruments or other commitments to which No Borders is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement and (ii) involves aggregate obligations of at least Twenty-Five Thousand Dollars ($25,000);

(b) All contracts, agreements, franchises, license agreements, debt instruments and other commitments, if any, to which No Borders is a party and which are material to the operations of No Borders taken as a whole are valid and enforceable by No Borders in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

(c) No Borders is not a party to or bound by, and the properties of No Borders are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of No Borders; and

(d) Except as included or described in the No Borders Schedules, No Borders is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which No Borders is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one (1) year or provide for payments in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate; (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of No Borders.

3.18 Environmental Matters. The Company is not in violation, in any material respect, of any Environmental Law (as defined below); and has received all permits and approvals with respect to emissions into the environment and the proper collection, storage, transport, distribution or disposal of Wastes (as defined below) and other materials required for the operation of its business at present operating level. The Company is not liable or responsible for any material clean up, fines, liability or expense arising under any Environmental Law, as a result of the disposal of Wastes or other materials in or on the property of No Borders (whether owned or leased), or in or on any other property, including property no longer owned, leased or used by No Borders. As used herein,

(a) ”Environmental Laws” means, collectively, any federal, or applicable provincial or local statute, law, ordinance, code, rule, regulation, order or decree (foreign or domestic) regulating, relating to, or imposing liability or standards of conduct concerning, Wastes, or the environment; and (b) ”Wastes” means and includes any hazardous, toxic or dangerous waste, liquid, substance or material (including petroleum products and derivatives), the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

Section 3.19 Material Contract Defaults. No Borders is not in default in any material respect under the terms of any outstanding material contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of No Borders and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which No Borders has not taken adequate steps to prevent such a default from occurring.

Section 3.20 Condition and Sufficiency of Assets. The equipment leased or owned by No Borders are generally in good operating condition and repair, and are adequate for the uses to which they are being put. The equipment of No Borders is sufficient for the continued conduct of No Borders’ business after the Closing in substantially the same manner as conducted prior to the Closing.

Section 3.21 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which No Borders is a party or to which any of its properties or operations are subject.

Section 3.22 Full Disclosure. No representation or warranty of the No Borders Shareholders contained in this Agreement, and none of the statements or information concerning No Borders contained in this Agreement and the Schedules, contains or will contain as of the date hereof and as of the Closing Date any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.23 Governmental Authorizations. No Borders has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by No Borders of this Agreement;

Section 3.24 Compliance With Laws and Regulations. To the best of its knowledge No Borders has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of No Borders or except to the extent that noncompliance would not result in the occurrence of any material liability for No Borders.

Section 3.25 Approval of Agreement. The Board of Directors of No Borders and the No Borders Shareholders have authorized the execution and delivery of this Agreement by No Borders and have approved this Agreement and the transactions contemplated hereby.

Section 3.26 Material Transactions or Affiliations. Set forth in the No Borders Schedules is a description, if applicable, of every contract, agreement, or arrangement between No Borders or any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by No Borders to own beneficially, five percent (5%) or more of the issued and outstanding common stock of No Borders and which is to be performed in whole or in part after the date hereof or which was entered into not more than three (3) years prior to the date hereof. Except as disclosed in the No Borders Schedules or otherwise disclosed herein, no officer, director, or five percent (5%) shareholder of No Borders has, or has had since inception of No Borders, any known interest, direct or indirect, in any transaction with No Borders which was material to the business of No Borders. There are no commitments by No Borders, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 3.27 No Borders Schedules. No Borders will deliver to the Company the following schedules, if such schedules are applicable to the business of No Borders, which are collectively referred to as the “No Borders Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of No Borders as complete, true, and correct as of the date of this Agreement in all material respects:

(a) A schedule containing complete and correct copies of the Articles of Incorporation in effect as of the date of this Agreement;

(b) A schedule containing complete and correct copies of the Bylaws of No Borders in effect as of the date of this Agreement;

(c) A schedule containing any corporate resolutions of the Board of Directors of No Borders;

(d) A schedule containing minutes of meetings of the Board of Directors of No Borders;

(e) A schedule containing a list indicating the name and address of each shareholder of No Borders together with the number of shares owned by him, her or it;

(f) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed by No Borders;

(g) Within 30 days following the Closing, a schedule containing the financial statements of No Borders for the years ended December 31, 2002 and 2003 and for the quarter ended September 30, 2004; and

No Borders shall cause the No Borders Schedules and the instruments and data delivered to the Company hereunder to reflect the current information up to and including the Closing Date.

Section 3.28 Valid Obligation. This Agreement and all agreements and other documents executed by No Borders in connection herewith constitute the valid and binding obligation of No Borders, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought. The Exchange of the No Borders shares by the No Borders Shareholders is not contingent upon any other agreement, conditions or understandings.

Section 3.29 Acquisition of the Shares by the No Borders Shareholders. The No Borders Shareholders are acquiring the Shares for their own account without the participation of any other person and with the intent of holding the Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Company Shares, or any portion thereof, and not with a view to, or for resale in connection with, any distribution of the Company Shares, or any portion thereof. The No Borders Shareholders have read, understand and consulted with their legal counsel regarding the limitations and requirements of Section 5 of the 1933 Act. The No Borders Shareholders will offer, sell, pledge, convey or otherwise transfer the Shares, or any portion thereof, only if: (i) pursuant to an effective registration statement under the 1933 Act and any and all applicable state securities or Blue Sky laws or in a transaction which is otherwise in compliance with the 1933 Act and such laws; or (ii) pursuant to a valid exemption from registration.

Section 3.30 Accredited Investor Status. Each No Borders Shareholder is an accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act.

ARTICLE IV

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of No Borders, the No Borders Shareholders, except as set forth in the Company Schedules (as hereinafter defined), the Company represents and warrants as follows:

Section 4.1 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada included in the Company Schedules are complete and correct copies of the Articles of Incorporation and Bylaws of the Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company’s Articles of Incorporation or Bylaws. The Company has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, Bylaws, or otherwise to consummate the transactions herein contemplated.

Section 4.2 Capitalization. The Company is authorized to issue the Company shares that constitute the Exchange consideration pursuant to the terms of this Agreement. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 4.3 Subsidiaries and Predecessor Corporations. The Company will not have on the Closing Date any subsidiaries, and will not own, beneficially or of record, any shares of any other corporation.

Section 4.4 Financial Statements.

(a) All of the Company’s assets are reflected in its financial statements, and except as set forth in the Company Schedules, or the financial statements of the matured or un-matured, contingent or otherwise; and on and following the closing of the Asset Purchase Agreement between the Company and Bad Toys Holdings, Inc. No Borders acknowledges that it is aware that the Company’s assets, as reflected in the Company’s Schedules and financial statements, shall be transferred to Bad Toys Holdings, Inc., and that Bad Toys Holdings, Inc., shall assume all of the Company’s liabilities of the Company as of the date of the closing of such Asset Purchase Agreement, including with out limitation, those liabilities reflected in the Company’s Schedules and financial statements, except as otherwise set forth.

(b) The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(c) On the Closing Date the Company shall have no assets and no liabilities, except as otherwise set forth in attached Exhibits E and F.

Section 4.5 Information. The information concerning the Company set forth in this Agreement and the Company Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, the Company has fully disclosed in writing to No Borders (through this Agreement or the Company Schedules) all information relating to matters involving the Company or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than Five Thousand Dollars ($5,000) liability or diminution in value, or (ii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on the Company, its assets, or its operations or activities as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 4.6 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and un-issued stock of the Company, except as set forth in Exhibit D attached hereto.

Section 4.7 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality, or any circumstance which after reasonable investigation would result in the discovery of such default, other than that disclosed in the Company’s filings with the SEC.

Section 4.8 Contracts

(a) The Company is not a party to or bound by, and the properties of the Company are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of the Company; and

(b) Except as included or described in the Company Schedules, the Company is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) collective bargaining agreement; or (v) agreement with any present or former officer or director of the Company.

Section 4.9 Governmental Authorizations. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

Section 4.10 Compliance With Laws and Regulations. To the best of its knowledge, the Company has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports, filings and schedules to date with federal and state securities authorities, inclusive of the Securities & Exchange Commission.

Section 4.11 Approval of Agreement. The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

Section 4.12 Material Transactions or Affiliations. Except as disclosed herein and in the Company Schedules, there exists no contract, agreement or arrangement between the Company and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by the Company to own beneficially, five percent (5%) or more of the issued and outstanding Common Stock of the Company and which is to be performed in whole or in part after the date hereof. The Company has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 4.13 The Company Schedules. Attached hereto are the following schedules, which are collectively referred to as the “Company Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of the Company to be complete, true, and accurate in all material respects as of the date of this Agreement:

(a) A schedule containing complete and accurate copies of the Articles of Incorporation and Bylaws of the Company as in effect as of the date of this Agreement;

(b) A schedule containing the financial statements of the Company for the years ended December 31, 2002 and 2003 and for the fiscal year ended June 30, 2004;

(c) A list from the Company’s Transfer Agent setting forth the name and address of each shareholder of the Company together with the number of shares owned by him, her or it; and

(d) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Company Schedules.

Section 4.14 Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 4.15 Liabilities. The Company acknowledges and agrees that it will have no liabilities outstanding on the Closing Date except as otherwise set forth in attached Exhibit E, attached hereto.

Section 4.16 Reporting Requirements of the Company. The Company is subject to the reporting and filing requirements of the Securities Exchange Act of 1934 (“the Exchange Act”) including (1) the periodic reporting requirements and (2) the Proxy Rules set forth hereunder. The Company and its officers, directors, and beneficial owners are subject to the provisions of the Exchange Act Section 16 relating to short-swing profit recapture, reports of beneficial ownership and short sale prohibitions and the Company and its officers, directors, and beneficial owners have timely complied in all respects with the filing requirements of the Exchange Act.

Section 4.17 Quotation on the OTC Bulletin Board. The Company’s common stock is quoted on the OTC Bulletin Board under the symbol “AEMC” and the Company will retain such quotation on the OTC Bulletin Board until the intended change of the Company’s name is effective and a corresponding new symbol is assigned following Closing of the transactions contemplated herein.

Section 4.18 Approval of the Exchange by the Company’s Board of Directors. The Directors of the Company shall have approved the Exchange Offer and the related transactions described herein.

Section 4.19 Approval of the Exchange by the Company’s Shareholders. Shareholders representing a majority of the issued and outstanding shares of Company’s common stock have approved the Exchange Offer and the related transactions.

ARTICLE V

SPECIAL COVENANTS

Section 5.1 Access to Properties and Records. The Company and No Borders will each afford to the officers and authorized representatives of the other full access to the properties, books and records of the Company, and No Borders, respectively. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement. Each party shall furnish the other with all such information and copies of such documents concerning the affairs of it as the other party may reasonably request, and cause its officer, employees, consultants, agents, accountants, and attorneys to cooperate fully in connection with such review and examination, and to make full disclosure to the other parties all material facts affecting its financial condition, business operations, and the conduct of operations. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), the Company shall provide No Borders with quarterly internally prepared and un-audited financial statements for all periods up to the date of Closing.

Section 5.2 Third Party Consents and Certificates. The Company and No Borders agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 5.3 No Material Changes. No Borders shall not, without the prior written consent of the Company which consent shall not be unreasonably withheld, materially alter its organization, capitalization, or financial structure, practices or operations. Without limiting the generality of the foregoing:

(a) No change shall be made in the Articles of Incorporation or Bylaws of No Borders;

(b) No change shall be made in the authorized or issued capital stock of No Borders;

(c) No Borders shall not issue or grant any right or option to purchase or otherwise acquire any of its capital stock or other securities;

(d) No dividend or other distribution or payment shall be declared or made with respect to any of the capital stock of No Borders; and

(e) No change shall be made affecting the banking arrangements of No Borders.

Section 5.4 Consent of No Borders Shareholders. No Borders shall obtain the consent of all No Borders Shareholders to participate in the Exchange.

Section 5.5 Transfers of Company Assets and Assumption of Liabilities. So as to comply with the acknowledgement and agreement of Company as set forth in Section 4.15 above, it is understood and agreed by the parties, and as a material inducement to No Borders execution of this Agreement that: (a) the assets of Company shall be transferred to Bad Toys Holding, Inc (herein sometimes called Bad Toys) on or before the Closing Date pursuant to the terms of an Asset Purchase Agreement between Company and Bad Toys Holdings, Inc., such assets to include 100% of the capital stock of Company’s subsidiary corporations, American Eagle Corp, a Nevada corporation and American Eagle Motorcycle, a California corporation; and (b) Bad Toys Holdings, Inc., as the majority shareholder of Company as of September 30, 2004 and Company’s subsidiary corporations, American Eagle Motorcycle and American Eagle Corp shall assume any and all of the liabilities of Company as of the Closing Date, including without limitation any and all accounts payable, notes payable and other obligations of Company and/or its subsidiary companies, except those liabilities set forth in Exhibit E, attached hereto. In addition, pursuant to the terms of the Asset Purchase Agreement between Bad Toys and Company, on the closing of such Asset Purchase Agreement, Bad Toys has agreed to issue to Company shares of its common stock for the benefit of the Company’s shareholders of record as of the date immediately preceding the Closing Date of this Share Exchange Agreement and such shares to issued shall be disbursed to Company’s shareholders of record by.

Section 5.6 Indemnification.

(a) The Company and its majority shareholder, Bad Toys Holdings, Inc., hereby agree to indemnify No Borders and each of the officers, agents, and directors of No Borders and each of the No Borders Shareholders as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any breach of the obligations under Section 5.5 above and/or any inaccuracy appearing in or misrepresentation made by the Company under this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

(b) No Borders and the two majority shareholders of No Borders, Inc., hereby represent and warrant that they will indemnify and hold harmless any officer, director, controlling shareholder, agent or representative of the Company, or any other person affiliated with the Company, from any decisions, activities, or conduct of the Company contemporaneous with or subsequent to the closing, provided that the provisions of this Section 5.7 (b)

shall execute the action of Company relating to the transfer of any assets or properties by Company to Bad Toys Holdings, Inc., which shall be made contemporaneous with the Closing. For purposes of this agreement, the term “Two Majority No Borders Shareholders,” shall mean Raul Hinojosa-Ojeda and Robert M. Rosenfeld. Section 5.7 Indemnification of Subsequent Corporate Actions.

(a) No officer, director, controlling shareholder, agent or representative of the Company, or any other person currently affiliated with the Company, has offered or agreed to assist in the promotion, market making, development, enhancement, or support of the Company’s business, capital raising, or securities market.

(b) No Borders and the Two Majority No Borders Shareholders hereby represent and warrant that they will indemnify and hold harmless any officer, director, controlling shareholder, agent or representative of the Company, or any other person affiliated with the Company, from any decisions, activities, or conduct of the Company contemporaneous with or subsequent to the Closing, provided that the provisions of this Section 5.7 (b) shall exclude the action of Company relating to the transfer of any assets or properties by Company to Bad Toys Holdings, Inc which shall be made contemporaneous with the Closing. For purposes of this Agreement, the term “Two Majority No Borders Shareholders” shall mean Raul Hinojosa-Ojeda and Robert M Rosenfeld.

Section 5.8 Audited Financial Statements. The Two Majority No Borders’ Shareholders shall cause the Company to file audited financial statements of No Borders as required by the Securities and Exchange Commission within sixty (60) days from the date of Closing.

Section 5.9 Blue Sky Manual Exemption. The Two Majority No Borders’ Shareholders shall cause the Company to file with Standard & Poors or Moody’s within one hundred twenty (120) days from the date of Closing.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.1 Accuracy of Representations and Performance of Covenants. The representations and warranties made by No Borders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). No Borders and the No Borders Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by No Borders and the No Borders Shareholders prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of No Borders and dated the Closing Date, to the foregoing effect.

Section 6.2 Officer’s Certificate. The Company shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of No Borders to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of No Borders threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the No Borders Schedules, by or against No Borders, which might result in any material adverse change in any of the assets, properties, business, or operations of No Borders.

Section 6.3 Approval by No Borders Shareholders. The Share Exchange shall have been approved, and shares delivered in accordance with the terms of Section 1.2, by the holders of 100% of the outstanding common stock of No Borders.

Section 6.4 Certificate of Shareholders. The Two Majority No Borders Shareholders shall have executed and delivered, or caused to be executed and delivered to the Company one or more certificates dated as of the closing date, certifying in such detail as the Company may reasonably request to the fulfillment and satisfaction of the conditions specified in Sections 6.1 through 6.3 above.

Section 6.5 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.6 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the No Borders after the Closing Date on the basis as presently operated shall have been obtained.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF NO BORDERS AND THE NO BORDERS SHAREHOLDERS

The obligations of No Borders and the No Borders Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.1 Accuracy of Representations and Performance of Covenants. The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and shall have satisfied all conditions set forth herein prior to or at the Closing. No Borders shall have been furnished with certificates, signed by duly authorized executive officers of the Company and dated the Closing Date, to the foregoing effect.

Section 7.2 Officer’s Certificate. No Borders shall have been furnished with certificates dated the Closing Date and signed by the duly authorized executive officer of the Company, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

Section 7.3 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

ARTICLE VIII

TERMINATION

Section 8.1 Termination.

(a) This Agreement may be terminated at any time prior to the Closing Date if:

(i) By mutual consent of the Company and the No Borders Shareholders;

(ii) At the election of the Company if: (i) any No Borders Shareholder has breached or failed to perform or comply with any of his representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in Section 6 is not satisfied as and when required by this Agreement; or (iii) the Closing has not been consummated by October 30, 2004; or

(iii) At the election of the No Borders Shareholders if: (i) the Company has breached or failed to perform or comply with any of its representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in Section 7 is not satisfied as and when required by this Agreement; or (iii) if the Closing has not been consummated by October 15, 2004.

(b) Written notice of any termination (“Termination Notice”) pursuant to this Section 10 shall be given by the party electing termination of this Agreement (“Terminating Party”) to the other party or parties (collectively, the “Terminated Party”), and such notice shall state the reason for termination. The party or parties receiving Termination Notice shall have a period of ten (10) days after receipt of Termination Notice to cure the matters giving rise to such termination to the reasonable satisfaction of the Terminating Party. If the matters giving rise to termination are not cured as required hereby, this Agreement shall be terminated effective as of the close of business on the tenth (10th) day following the Terminated Party’s receipt of Termination Notice. Upon termination of this Agreement prior to the consummation of the Closing and in accordance with the terms hereof, this Agreement shall become void and of no effect, and none of the parties shall have any liability to the others, except that nothing contained herein shall relieve any party from: (a) its obligations under Section 2.5 and 9.16; or (b) liability for its intentional breach of any representation, warranty or covenant contained herein, or its intentional failure to comply with the terms and conditions of this Agreement or to perform its obligations hereunder.

ARTICLE IX

MISCELLANEOUS

Section 9.1 No Bankruptcy and No Criminal Convictions. None of the Parties to the Agreement nor their officers, directors or affiliates, promoters, beneficial shareholders or control persons, nor any predecessor thereof have been subject to the following:

(a) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer within the past five (5) years;

(b) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(d) Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 9.2 Brokers. No broker’s or finder’s fee will be paid in connection with the transaction contemplated by this Agreement other than fees payable to persons registered as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934. The Company and No Borders agree that, except as set forth herein and on Schedule 7.02 attached hereto, there were no brokers or finders involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. The Company and No Borders each agree to indemnify the other, for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 9.3 Governing Law and Arbitration. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada without giving effect to principles of conflicts of law hereunder. All controversies, disputes or claims arising out of or relating to this Agreement shall be resolved by binding arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. All arbitrators shall possess such experience in, and knowledge of, the subject area of the controversy or claim so as to qualify as an “expert” with respect to such subject matter. The governing law for the purposes of any arbitration arising hereunder shall be in Nevada. The prevailing party shall be entitled to receive its reasonable attorney’s fees and all costs relating to the arbitration. Any award rendered by arbitration shall be final and binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction.

Section 9.4 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company, to:	Larry N. Lunan
2344 Woodbridge Avenue
Kings Port, Tennessee 37664

With Copies to:	Clayton Parker, Esq.
Kirkpatrick & Lockhart LLP
Miami Center-20th Floor
201 South Biscayne Boulevard
Miami, Florida 33131-2399

If to NO BORDERS, to:	201 Wilshire Blvd
Santa Monica, California 90401

With copies to:	J. Holt Smith, Esq.
1900 Avenue of the Stars
Los Angeles, California 90067

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 9.5 Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 9.6 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 9.7 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 9.8 Third Party Beneficiaries. This contract is strictly between the Company, No Borders, the No Borders Shareholders, and, except as specifically provided, no director, officer, stockholder (other than the No Borders Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 9.9 Expenses. Each party hereto shall pay their respective costs and expenses incurred in negotiating this Agreement including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby, and those costs and expenses incurred in consummating the transactions described herein.

Section 9.10 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 9.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years.

Section 9.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 9.13 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 9.14 Faxed Copies. For purposes of this Agreement, a faxed signature will constitute an original signature.

Section 9.15 Severability. The invalidity or unenforceability any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

AMERICAN EAGLE MANUFACTURING CO.

By:	/s/ Larry N. Lunan
Chief Executive Officer

INTERCOMMUNITY FINANCING CORP. D/B/A NO BORDERS

By:	/s/ R. Michael Rosenfeld
Chief Executive Officer

As a material inducement to the execution of this Agreement by No Borders, the undersigned agree to and confirm the obligations assumed by them under the provisions of Sections 5.5 and 5.6 of the Agreement:

Bad Toys Holdings, Inc

By:	/s/ Larry N. Lunan
Chief Executive Officer

As a material inducement to the execution of this Agreement by Company, the undersigned agree to and confirm the obligations assumed by them under the provisions of Sections 5.7, 5.8 and 5.9 of the Agreement.

By:	/s/ Raul Hinojosa-Ojeda
Raul Hinojosa-Ojeda

By:	/s/ R. Michael Rosenfeld
R. Michael Rosenfeld